UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 7, 2023, Simon Property Group, L.P. (the “Operating Partnership”) and its indirect wholly-owned subsidiary Simon Global Development, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands (the “Issuer”), entered into a subscription agreement (the “Subscription Agreement”) with J.P. Morgan SE, Barclays Bank Ireland PLC, BNP Paribas, Deutsche Bank Aktiengesellschaft and Goldman Sachs Europe SE (J.P. Morgan SE and Barclays Bank Ireland PLC, the “Joint Global Coordinators” and, collectively with BNP Paribas, Deutsche Bank Aktiengesellschaft and Goldman Sachs Europe SE, the “Bookrunners”), in connection with the offering of €750.0 million aggregate principal amount of the Issuer’s 3.50% guaranteed exchangeable bonds due 2026 (the “Bonds”) to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Bonds are exchangeable into ordinary shares of Klépierre S.A., a public limited liability company (société anonyme) incorporated in France and listed on Euronext Paris. The Bonds are unsecured and fully and unconditionally guaranteed by the Operating Partnership (the “Guarantee”) pursuant to a New York law-governed guarantee agreement (the “Guarantee Agreement”), dated November 14, 2023 (the “Issue Date”).

The Subscription Agreement is governed by English law and contains representations and warranties and covenants that are customary for transactions of this type.  In addition, each of the Issuer and the Operating Partnership has agreed to indemnify the Bookrunners against certain liabilities on customary terms.  The Bookrunners and their affiliates have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the Bookrunners have performed, and expect in the future to perform, commercial lending services, for the Operating Partnership and its affiliates from time to time.

The Bonds were issued pursuant to an English law-governed trust deed (the “Trust Deed”), dated the Issue Date, by and among the Issuer, the Operating Partnership and BNY Mellon Corporate Trustee Services Limited, as trustee.  For a description of the material terms of the Trust Deed and the Bonds, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01. A copy of the Trust Deed is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Issuer and the Operating Partnership have also entered into a paying, transfer and exchange agency agreement (the “Agency Agreement”), dated the Issue Date, with the Trustee, The Bank of New York Mellon, London Branch (the “Principal Paying, Transfer and Exchange Agent”) as principal paying, transfer and exchange agent and The Bank of New York Mellon SA/NV, Dublin Branch as registrar.

The Bonds have not been, and will not be, registered under the Securities Act or applicable state or other securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K is not, and should not be construed as, an offering of the Bonds.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Bonds bear interest at a rate of 3.50% per annum and mature on November 14, 2026 (the “Final Maturity Date”).  Interest is payable semi-annually in arrears on May 14 and November 14 of each year, beginning May 14, 2024 (each, an “Interest Payment Date”).  For so long as the Bond is held through the facilities of Euroclear Bank SA/NV and Clearstream Banking S.A., interest will be paid to the holders of record on the business day immediately preceding such Interest Payment Date.

At any time on or after December 25, 2023 up to (and including) the 10th Paris business day prior to the Final Maturity Date or, in the case of an early redemption at the option of the Issuer, up to (and including) the 10th

Paris business day prior to the specified date of redemption, subject as further described in the terms and conditions of the Bonds set out in Schedule 1 to the Trust Deed (the “Conditions”), each Bond will be exchangeable into shares of Klépierre S.A. at the option of the Bondholder (the “Exchange Right”).

The reference share price has been set at €22.6743, which is equal to the volume-weighted average price of the Klépierre S.A.’s shares on Euronext Paris between the opening and closing of trading on November 7, 2023. The initial exchange price of the Bonds was set at €27.2092, which represents a 20% premium above the reference share price. The initial exchange property underlying the Bonds equals approximately 27.6 million shares, representing 9.6% of Klépierre S.A.’s issued share capital. Upon delivery of an exchange notice by a Bondholder, the Issuer may elect to pay a cash alternative amount instead of delivering some or all of the relevant exchange property per Bond.

The Bonds may be redeemed at the option of the Issuer in whole, but not in part, at their principal amount (together with accrued and unpaid interest to, but excluding, the relevant early redemption date): (i) in the event of an Offer, a compulsory acquisition procedure or Scheme of Arrangement relating to the Predominant Equity Share Capital (each as defined in the Conditions) where the Consideration (as defined in the Conditions) consists wholly of cash, at any time during a certain period following the effectiveness of the Offer or the receipt of the relevant consideration; or (ii) if less than 85% in principal amount of the Bonds originally issued remain outstanding following exercise of Exchange Rights, redemptions and/or repurchases, as further described in the Conditions.

Each Bondholder shall have the right to require the Issuer to redeem its Bond at the principal amount plus accrued and unpaid interest to (but excluding) the date fixed for redemption (if any) upon the occurrence of a Delisting Event, a Free Float Event or a Take-over Event (each as defined in the Conditions).

The Bonds will be subject to customary events of default, including, among other things, nonpayment, failure to comply with the covenants in the Trust Deed (including the Guarantee) for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

Application will be made for the Bonds to be admitted to trading on the Open Market segment (Freiverkehr) of the Frankfurt Stock Exchange or another internationally recognized, regularly operating, regulated or non-regulated stock exchange or securities market, no later than 90 days after the Issue Date.

The Issuer, the Operating Partnership and the Operating Partnership’s subsidiaries have agreed to a 90-day lock-up in respect of the Klépierre S.A. shares and relevant related securities commencing on the Issue Date, subject to customary exceptions and waiver by the Joint Global Coordinators.

The description set forth above is qualified in its entirety by the Trust Deed (including the form of the Bond attached thereto).

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Trust Deed constituting €750,000,000 3.50 per cent. Guaranteed Exchangeable Bonds due 2026 exchangeable initially into ordinary shares of Klépierre S.A., dated November 14, 2023, between Simon Global Development B.V., Simon Property Group, L.P. and BNY Mellon Corporate Trustee Services Limited, as trustee

Exhibit 4.2	Form of €750,000,000 aggregate principal amount of 3.50% Guaranteed Exchangeable Bonds due 2026 (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2023

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer